                                                                     EXHIBIT 4.2

                                                                  EXECUTION COPY

                  FOURTH SUPPLEMENTAL INDENTURE, dated as of January 27, 2004, between Jefferson-Pilot Corporation, a corporation duly organized and existing under the laws of the State of North Carolina (herein called the "Company"), having its principal offices at 100 North Greene Street, Greensboro, North Carolina 27401, and Wachovia Bank, National Association (formerly known as First Union National Bank of North Carolina), a national banking association organized and existing under the laws of the United States, as Trustee (herein called the "Trustee").

                             RECITALS OF THE COMPANY

                  The Company has heretofore duly executed and delivered to the Trustee an Indenture, dated as of November 21, 1995 (the "Indenture"), providing for the issuance from time to time of its unsecured debentures, notes, or other evidences of indebtedness (the "Securities"), to be issued in one or more series.

                  The Company intends to issue $300,000,000 principal amount of its 4.75% Notes due 2014 (the "Notes") under the Indenture.

                  Section 901(7) of the Indenture provides that, without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more supplemental indentures, in form satisfactory to the Trustee, to establish the form or terms of Securities of any series as permitted by Sections 201 and 301 of the Indenture.

                  Section 901(5) of the Indenture provides that, without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more supplemental indentures, in form satisfactory to the Trustee, to add to, change, or eliminate any of the provisions of the Indenture with respect to one or more series of Securities, subject to certain conditions provided in such Section 901(5).

                  All things necessary to make this Fourth Supplemental Indenture a valid agreement of the Company, and a valid supplement to the Indenture, have been done.

                  NOW, THEREFORE, THIS FOURTH SUPPLEMENTAL INDENTURE WITNESSETH:

                  For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, solely for the benefit of the Holders of the Notes, as follows:

                                   ARTICLE ONE

                        Definitions and Other Provisions
                             of General Application

SECTION 1.01. Definitions.

                  As used in this Fourth Supplemental Indenture and the Indenture, to the extent applicable, the following terms shall have the meanings given to them below in this Section 1.01:

                  "Agent Member" means any member of, or participant in, the Depository.

                  "Applicable Procedures" means, with respect to any transfer or transaction involving a Global Note or beneficial interest therein, the rules and procedures of the Depository for such Note, Euroclear and Clearstream, in each case to the extent applicable to such transaction and as in effect at the time of such transfer or transaction.

                  "Clearstream" means Clearstream Banking, societe anonyme (or any successor securities clearing agency).

                  "Closing Date" means January 27, 2004.

                  "DTC" means The Depository Trust Company, a New York corporation.

                  "Euroclear" means the Euroclear Clearance System (or any successor securities clearing agency).

                  "Exchange Notes" means Securities issued by the Company in exchange for Outstanding Notes, pursuant to the Registration Rights Agreement.

                  "Global Note" means a Note that is registered in the Security Register in the name of a Depository or a nominee thereof.

                  "Notes" means the Company's 4.75% Notes due 2014.

                  "Purchase Agreement" means that certain Purchase Agreement, dated January 20, 2004, between the Company and Morgan Stanley & Co. Incorporated acting severally on behalf of themselves and the initial purchasers set forth on Schedule I thereto (the "Initial Purchasers").

                  "Registration Rights Agreement" means that certain Registration Rights Agreement, dated as of January 27, 2004, between the Company and Morgan Stanley & Co. Incorporated, as representative of the several Initial Purchasers.

                  "Regulation S" means Regulation S under the Securities Act.

                  "Regulation S Certificate" means a certificate substantially in the form set forth in Annex A.

                  "Regulation S Global Note" means a Regulation S Note that is also a Global Note.

                  "Regulation S Note" means a Note (i) purchased from the Company by the Initial Purchasers, pursuant to the Purchase Agreement that was initially resold by the Initial Purchasers to non-U.S. Persons in reliance on Regulation S, or (ii) exchanged from a Restricted Note into a Regulation S Note pursuant to the terms of Section 3.02.

                  "Restricted Global Note" means a Restricted Note that is also a Global Note.

                  "Restricted Period" means the period of 40 consecutive days beginning on the later of (i) the day on which Notes are first offered to persons other than distributors (as defined in Regulation S) in reliance on Regulation S and (ii) the Closing Date.

                  "Restricted Note" means a Note (i) purchased from the Company by the Initial Purchasers, pursuant to the Purchase Agreement, that was initially sold by the Initial Purchasers to purchasers in reliance on Rule 144A under the Securities Act, or (ii) exchanged from a Regulation S Note into a Restricted Note pursuant to the terms of Section 3.02.

                  "Restricted Notes Certificate" means a certificate substantially in the form set forth in Annex B.

                  "Restricted Subsidiary" means any of Jefferson-Pilot Life Insurance Company, Jefferson Pilot Financial Insurance Company or Jefferson Pilot LifeAmerica Insurance Company.

                  "Rule 144" means Rule 144 under the Securities Act.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Securities Act Legend" means the following:

                  "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT, PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS

OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (4) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS. THESE SECURITIES WILL NOT BE ACCEPTED FOR REGISTRATION OF TRANSFER UNLESS THE REGISTRAR OR TRANSFER AGENT IS SATISFIED THAT THE RESTRICTIONS ON TRANSFER SET FORTH ABOVE HAVE BEEN COMPLIED WITH."

                  "Successor Note" of any particular Note means every Note issued after, and evidencing all or a portion of the same debt as that evidenced by, such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 306 of the Indenture in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

                  "Unrestricted Notes Certificate" means a certificate substantially in the form set forth in Annex C.

                  "U.S. Person" means (i) any natural person resident in the United States, (ii) any partnership or corporation organized or incorporated under the laws of the United States, (iii) any estate of which an executor or administrator is a U.S. Person (other than an estate governed by foreign law and of which at least one executor or administrator is a non-U.S. Person who has sole or shared investment discretion with respect to its assets), (iv) any trust of which a professional fiduciary acting as trustee is a U.S. Person (other than a trust of which at least one trustee is a non-U.S. Person who has sole or shared investment discretion with respect to its assets and no beneficiary of the trust (and no settlor if the Trust is revocable) is a U.S. Person), (v) any agency or branch of a foreign entity located in the United States, (vi) any non-discretionary or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person, (vii) any discretionary or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States (other than such an account held for the benefit or account of a non-U.S. Person), (viii) any partnership or corporation organized or incorporated under the laws of a foreign jurisdiction and formed by a U.S. Person principally for the purpose of investing in securities not registered under the Securities Act (unless it is organized or incorporated, and owned, by accredited investors within the meaning of Rule 501(a) under the Securities Act who are not natural persons, estates or trusts); provided, however, that the term "U.S. Person" does not include (A) a branch or agency of a U.S.

Person that is located and operating outside the United States for valid business purposes as a locally regulated branch or agency engaged in the banking or insurance business, (B) any employee benefit plan established and administered in accordance with the law, customary practices and documentation of a foreign country or (C) the international organizations set forth in Section 902(o)(7) of Regulation S under the Securities Act and any other similar international organizations, and their agencies, affiliates and pension plans.

                  All other capitalized terms used in this Fourth Supplemental Indenture and not defined herein shall have the meanings assigned to them in the Indenture.

                                  ARTICLE TWO

                                    Note Form

SECTION 2.01. Form Generally.

                  (a) Each Note and the Trustee's certificate of authentication therefor shall be in substantially the form, and have the terms, set forth in Schedule I hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture (as amended and supplemented by this Fourth Supplemental Indenture), and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Note, as evidenced by their execution of such Note.

                  Upon their original issuance, Restricted Notes of the same tranche shall be issued in the form of one or more Global Notes without interest coupons registered in the name of DTC, as Depository, or its nominee and deposited with the Trustee (or any party acceptable to the Company, DTC and the Trustee), as custodian for DTC, for credit by DTC to the respective accounts of beneficial owners of the Notes represented thereby (or such other accounts as they may direct) in accordance with the rules thereof.

                  Upon their original issuance, Regulation S Notes of the same tranche shall be issued in the form of one or more Global Notes without coupons registered in the name of DTC, as Depository, or its nominee and deposited with the Trustee (or any party acceptable to the Company, DTC and the Trustee), as custodian for DTC, for credit to Euroclear Bank S.A./N.V., as operator of Euroclear, and Clearstream to the respective accounts of beneficial owners of the Notes represented thereby (or such other accounts as they may direct) in accordance with the rules thereof.

                  (b) The Notes may be reopened for issuance of additional Notes, whether Regulation S Notes or Restricted Notes, without the consent of the Holders.

                                  ARTICLE THREE

                                    The Notes

SECTION 3.01. Global Notes.

                  (a) If any Global Note is to be exchanged for other Notes or cancelled in whole, it shall be surrendered by or on behalf of the Depository or its nominee to the Security Registrar for exchange or cancellation as provided in Section 305 of the Indenture. If any Global Note is to be exchanged for other Notes or cancelled in part, or if another Note is to be exchanged in whole or in part for a beneficial interest in any Global Note, then either (i) such Global Note shall be so surrendered for exchange or cancellation as provided in Section 305 of the Indenture or (ii) the principal amount thereof shall be reduced or increased by an amount equal to the portion thereof to be so exchanged or cancelled, or equal to the principal amount of such other Note to be so exchanged for a beneficial interest therein, as the case may be, by means of an appropriate adjustment made on the records of the Security Registrar, whereupon the Security Registrar, in accordance with the Applicable Procedures, shall instruct the Depository or its authorized representative to make a corresponding adjustment to its records. Upon any such surrender or adjustment of a Global Note, the Trustee shall, subject to Section 3.02(b) and as otherwise provided in the Indenture (as amended and supplemented by this Fourth Supplemental Indenture), authenticate and deliver any Notes issuable in exchange for such Global Note (or any portion thereof) to or upon the written order of, and registered in such names as may be directed by, the Depository or its authorized representative. Upon the request of the Trustee in connection with the occurrence of any of the events specified in the eighth paragraph of Section 305 of the Indenture, the Company shall promptly make available to the Trustee a reasonable supply of Notes that are not in the form of Global Notes. The Trustee shall be entitled to rely upon any order, direction or request of the Depository or its authorized representative which is given or made pursuant to this Article Three if such order, direction or request is given or made in accordance with the Applicable Procedures.

                  (b) Every Note authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Note or any portion thereof, whether pursuant to this Article Three or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Note, unless such Note is registered in the name of a Person other than the Depository for such Global Note or a nominee thereof.

                  (c) The Depository or its nominee, as registered owner of a Global Note, shall be the Holder of such Global Note for all purposes under this Fourth Supplemental Indenture, the Indenture and the Notes, and owners of beneficial interests in a Global Note shall hold such interests pursuant to the Applicable Procedures. Accordingly, any such owner's beneficial interest in a Global Note will be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Depository or its nominee or its Agent Members.

SECTION 3.02. Transfers and Exchanges; Securities Act Legends.

                  (a) Certain Transfers and Exchanges. Notwithstanding any other provision of this Fourth Supplemental Indenture, the Indenture or the Notes, transfers and exchanges of Notes and beneficial interests in a Global Note of the kinds specified in this Section 3.02(a) shall be made only in accordance with this Section 3.02(a).

                  (i) Restricted Global Note to Regulation S Global Note. If the owner of a beneficial interest in a Restricted Global Note wishes at any time to transfer such interest to a Person who wishes to acquire the same in the form of a beneficial interest in a Regulation S Global Note, such transfer may be effected only in accordance with the provisions of this Clause (a)(i) subject to the Applicable Procedures. Upon receipt by the Security Registrar of (A) an order given by the Depository or its authorized representative directing that a beneficial interest in a Regulation S Global Note in a specified principal amount be credited to a specified Agent Member's account and that a beneficial interest in a Restricted Global Note in an equal principal amount be debited from another specified Agent Member's account and (B) a Regulation S Certificate (or such other form of certificate as may be acceptable to the Company), satisfactory to the Security Registrar, and duly executed by the owner of such beneficial interest in such Restricted Global Note or his attorney duly authorized in writing, then the Security Registrar shall reduce the principal amount of such Restricted Global Note and increase the principal amount of such Regulation S Global Note by such specified principal amount as provided in Section 3.01(a).

                  (ii) Regulation S Global Note to Restricted Global Note. If the owner of a beneficial interest in a Regulation S Global Note wishes prior to the expiration of the Restricted Period to transfer such interest to a Person who wishes to acquire the same in the form of a beneficial interest in a Restricted Global Note, such transfer may be effected only in accordance with this Clause (a)(ii) and subject to the Applicable Procedures. Upon receipt by the Security Registrar of (A) an order given by the Depository or its authorized representative directing that a beneficial interest in a Restricted Global Note in a specified principal amount be credited to a specified Agent Member's account and that a beneficial interest in a Regulation S Global Note in an equal principal amount be debited from another specified Agent Member's account and (B) a Restricted Notes Certificate (or such other form of certificate as may be acceptable to the Company), satisfactory to the Security Registrar and duly executed by the owner of such beneficial interest in such Regulation S Global Note or his attorney duly authorized in writing, then the Security Registrar, shall reduce the principal amount of such Regulation S Global Note and increase the principal amount of such Restricted Global Note by such specified principal amount as provided in Section 3.01(a).

                  (iii) Exchanges between Global Note and Non-Global Note. A beneficial interest in a Global Note may be exchanged for a Note that is not a Global Note (A) as provided in the eighth paragraph of Section 305 of the Indenture or (B) notwithstanding any provision of Section 305 of the Indenture to the contrary, if the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Notes that are not Global Notes; provided that, if such interest is a beneficial interest in a Restricted Global Note, or if such interest is a beneficial interest in a Regulation S Global Note, then such interest shall be exchanged for a Restricted Note or a Regulation S Note, respectively (subject in each case to Section 3.02(b)).

                  (b) Securities Act Legends. A Note and its Successor Note shall bear the Securities Act Legend, subject to the following:

                  (i) at any time after a Note may be freely transferred without registration under the Securities Act or without being subject to transfer restrictions pursuant to the Securities Act, a new Note which does not bear a Securities Act Legend may be issued in exchange for or in lieu of a Note which bears such a legend if the Security Registrar has received an Unrestricted Notes Certificate (or such other form of certificate as may be acceptable to the Company), satisfactory to the Security Registrar and duly executed by the Holder of such legended Note or his attorney duly authorized in writing, and after such date and receipt of such certificate, the Trustee shall, at the written direction of the Security Registrar, authenticate and deliver such a new Note in exchange for or in lieu of such other Note in the manner provided for in the Indenture (as amended and supplemented by this Fourth Supplemental Indenture);

                  (ii) a new Note which does not bear a Securities Act Legend may be issued in exchange for or in lieu of a Note or any portion thereof which bears such a legend if, in the Security Registrar's judgment, placing such a legend upon such new Note is not necessary to ensure compliance with the registration requirements of the Securities Act, and the Trustee, at the written direction of the Security Registrar, shall authenticate and deliver such a new Note in the manner provided for in the Indenture (as amended and supplemented by this Fourth Supplemental Indenture); and

                  (iii)    notwithstanding the foregoing provisions of this
         Section 3.02(b), a Successor Note of a Note that does not bear the Securities Act Legend shall bear such form of legend if the Security Registrar has reasonable cause to believe that such Successor Note is a "restricted security" within the meaning of Rule 144, in which case the Trustee, at the written direction of the Security Registrar, shall authenticate and deliver a new Note bearing a Securities Act Legend in exchange for such Successor
         Note in the manner provided for in the Indenture (as amended and supplemented by this Fourth Supplemental Indenture).

SECTION 3.03. Events of Default.

                  The occurrence of an event specified in Section 501(5) of the Indenture shall not be deemed to be an Event of Default with respect to the Notes.

SECTION 3.04. Defeasance and Covenant Defeasance.

                  The provisions of Article Thirteen of the Indenture shall apply to the Notes.

                                  ARTICLE FOUR

                                  Miscellaneous

                  The Indenture, as supplemented and amended by this Fourth Supplemental Indenture, is in all respects ratified and confirmed, and the Indenture, this Supplemental Indenture and all indentures supplemental thereto shall be read, taken and construed as one and the same instrument.

                  This Fourth Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

                  This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                     JEFFERSON-PILOT CORPORATION

                                     By /s/ Theresa M. Stone
                                        --------------------------------------
                                     Name:  Theresa M. Stone
                                     Title: Executive Vice President
                                            and Chief Financial Officer

Attest:

/s/ Robert A. Reed
-------------------------------
Name:  Robert A. Reed
Title: Vice President
       and Secretary

                                     WACHOVIA BANK, NATIONAL ASSOCIATION
                                     as Trustee

                                     By /s/ Patrick L. Teague
                                        --------------------------------------
                                      Name:  Patrick L. Teague
                                      Title: Assistant Vice President

Attest:

  /s/ Terry Hefner
-------------------------------
Name:  Terry Hefner
Title: Vice President

                                                              ANNEX A -- Form of
                                                        Regulation S Certificate

                            REGULATION S CERTIFICATE

Wachovia Bank, National Association
Attn:  Corporate Trust Department

         Re: 4.75% Notes due 2014 of Jefferson-Pilot
                   Corporation (the "Notes")

                  Reference is made to the Indenture, dated as of November 21, 1995, as amended and supplemented by the Fourth Supplemental Indenture, dated as of January 27, 2004 (as so amended and supplemented, the "Indenture"), each from Jefferson-Pilot Corporation (the "Company"), to Wachovia Bank, National Association (formerly known as First Union National Bank of North Carolina), as Trustee. Terms used herein and defined in the Indenture or in Regulation S or Rule 144 under the U.S. Securities Act of 1933 (the "Securities Act") are used herein as so defined.

                  This certificate relates to U.S. $____________ principal amount of Notes, which are evidenced by the following certificate(s) (the "Specified Notes"):

                  CUSIP No(s). 475070AC2

                  CERTIFICATE No(s). _____________________

The person in whose name this certificate is executed below (the "Undersigned") hereby certifies that either (i) it is the sole beneficial owner of the Specified Notes or (ii) it is acting on behalf of all the beneficial owners of the Specified Notes and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the "Owner". If the Specified Notes are represented by a Global Note, they are held through the Depository or an Agent Member in the name of the Undersigned, as or on behalf of the Owner. If the Specified Notes are not represented by a Global Note, they are registered in the name of the Undersigned, as or on behalf of the Owner.

                  The Owner has requested that the Specified Notes be transferred to a person (the "Transferee") who will take delivery in the form of a Regulation S Note. In connection with such transfer, the Owner hereby certifies that, unless such transfer is being effected pursuant to an effective registration statement under the Securities Act, it is being effected in accordance with Rule 904 or Rule 144 under the Securities Act and with all applicable securities laws of the states of the United States and other jurisdictions. Accordingly, the Owner hereby further certifies as follows:

                  (1) Rule 904 Transfers. If the transfer is being effected in accordance with Rule 904:

                           (A) the Owner is not a distributor of the Notes, an affiliate of the Company or any such distributor or a person acting on behalf of any of the foregoing;

                           (B) the offer of the Specified Notes was not made to a person in the United States;

                           (C)      either:

                                    (i)      at the time the buy order was
                           originated, the Transferee was outside the United States or the Owner and any person acting on its behalf reasonably believed that the Transferee was outside the United States, or

                                    (ii)     the transaction is being executed
                           in, on or through the facilities of the Eurobond market, as regulated by the Association of International Bond Dealers, or another designated offshore securities market and neither the Owner nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States;

                           (D) no directed selling efforts have been made in the United States by or on behalf of the Owner or any affiliate thereof;

                           (E) if the Owner is a dealer in securities or has received a selling concession, fee or other renumeration in respect of the Specified Notes, and the transfer is to occur during the Restricted Period, then the requirements of Rule 904(b)(1) or (b)(3) have been satisfied; and

                           (F) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

                  (2) Rule 144 Transfers. If the transfer is being effected pursuant to Rule 144:

                           (A) the transfer is occurring after a holding period of at least one year (computed in accordance with paragraph (d) of Rule 144) has elapsed since the Specified Notes were last acquired from the Company or from an affiliate of the Company, whichever is later, and is being effected in accordance with the applicable amount, manner of sale and notice requirements of Rule 144; or

                           (B) the transfer is occurring after a holding period of at least two years has elapsed since the Specified Notes were last acquired from the Company or from an affiliate of the Company, whichever is later, and the Owner is not, and during the preceding three months has not been, an affiliate of the Company.

                  This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

Dated:

                                      __________________________________________
                                      (Print the name of the Undersigned, as
                                      such term is defined in the second
                                      paragraph of this certificate.)

                                     By: _______________________________________
                                         Name:
                                         Title:

                                         (If the Undersigned is a corporation,
                                         partnership or fiduciary, the title
                                         of the person signing on behalf of the
                                         Undersigned must be stated.

                                                   ANNEX B -- Form of Restricted
                                                               Notes Certificate

                          RESTRICTED NOTES CERTIFICATE

Wachovia Bank, National Association
Attn:  Corporate Trust Department

         Re: 4.75% Notes due 2014 of Jefferson-Pilot
             Corporation (the "Notes")

                  Reference is made to the Indenture, dated as of November 21, 1995, as amended and supplemented by the Fourth Supplemental Indenture (the "Fourth Supplemental Indenture") dated as of January 27, 2004 (as so amended and supplemented, the "Indenture"), each from Jefferson-Pilot Corporation (the "Company"), to Wachovia Bank, National Association (formerly known as First Union National Bank of North Carolina), as Trustee. Terms used herein and defined in the Indenture or in Rule 144A or Rule 144 under the U.S. Securities Act of 1933 (the "Securities Act") are used herein as so defined.

                  This certificate relates to U.S. $_____________ principal amount of Notes, which are evidenced by the following certificate(s) (the "Specified Notes"):

                  CUSIP No(s). U04468AB7

                  CERTIFICATE No(s). _____________________

The person in whose name this certificate is executed below (the "Undersigned") hereby certifies that either (i) it is the sole beneficial owner of the Specified Notes or (ii) it is acting on behalf of all the beneficial owners of the Specified Notes and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the "Owner". If the Specified Notes are represented by a Global Note, they are held through the Depository or an Agent Member in the name of the Undersigned, as or on behalf of the Owner. If the Specified Notes are not represented by a Global Note, they are registered in the name of the Undersigned, as or on behalf of the Owner.

                  The Owner has requested that the Specified Notes be transferred to a person (the "Transferee") who will take delivery in the form of a Restricted Note. In connection with such transfer, the Owner hereby certifies that, unless such transfer is being effected pursuant to an effective registration statement under the Securities Act, (i) the Owner is not a U.S. Person (as defined in the Fourth Supplemental Indenture) and (ii) such transfer is being effected in accordance with Rule 144A or Rule 144 under the

Securities Act and all applicable securities laws of the states of the United States and other jurisdictions. Accordingly, the Owner hereby further certifies as follows:

                  (1) Rule 144A Transfers. If the transfer is being effected in accordance with Rule 144A:

                           (A) the Specified Notes are being transferred to a person that the Owner and any person acting on its behalf reasonably believe is a "qualified institutional buyer" within the meaning of Rule 144A, acquiring for its own account or for the account of a qualified institutional buyer; and

                           (B) the Owner and any person acting on its behalf have taken reasonable steps to ensure that the Transferee is aware that the Owner may be relying on Rule 144A in connection with the transfer; and

                  (2) Rule 144 Transfers. If the transfer is being effected pursuant to Rule 144:

                           (A) the transfer is occurring after a holding period of at least one year (computed in accordance with paragraph (d) of Rule 144) has elapsed since the Specified Notes were last acquired from the Company or from an affiliate of the Company, whichever is later, and is being effected in accordance with the applicable amount, manner of sale and notice requirements of Rule 144; or

                           (B) the transfer is occurring after a holding period of at least two years has elapsed since the Specified Notes were last acquired from the Company or from an affiliate of the Company, whichever is later, and the Owner is not, and during the preceding three months has not been, an affiliate of the Company.

                  This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

Dated:

                                      (Print the name of the Undersigned, as
                                      such term is defined in the second
                                      paragraph of this certificate.)

                                      By: _____________________________________
                                          Name:
                                          Title:

                                          (If the Undersigned is a corporation,
                                          partnership or fiduciary, the title of
                                          the person signing on behalf of the
                                          Undersigned must be stated.

                                                 ANNEX C -- Form of Unrestricted
                                                               Notes Certificate

                         UNRESTRICTED NOTES CERTIFICATE

Wachovia Bank, National Association
Attn: Corporate Trust Department

         Re: 4.75% Notes due 2014 of Jefferson-Pilot
             Corporation (the "Notes")

                  Reference is made to the Indenture, dated as of November 21, 1995, as amended and supplemented by the Fourth Supplemental Indenture (the "Fourth Supplemental Indenture") dated as of January 27, 2004 (as so amended and supplemented, the "Indenture"), each from Jefferson-Pilot Corporation (the "Company"), to Wachovia Bank, National Association (formerly known as First Union National Bank of North Carolina), as Trustee. Terms used herein and defined in the Indenture or in Rule 144 under the U.S. Securities Act of 1933 (the "Securities Act") are used herein as so defined.

                  This certificate relates to U.S. $_____________ principal amount of Notes, which are evidenced by the following certificate(s) (the "Specified Notes"):

                  CUSIP No(s). [475070AC2] or [U04468AB7]

                  CERTIFICATE No(s). _____________________

The person in whose name this certificate is executed below (the "Undersigned") hereby certifies that either (i) it is the sole beneficial owner of the Specified Notes or (ii) it is acting on behalf of all the beneficial owners of the Specified Notes and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the "Owner". If the Specified Notes are represented by a Global Note, they are held through the Depository or an Agent Member in the name of the Undersigned, as or on behalf of the Owner. If the Specified Notes are not represented by a Global Note, they are registered in the name of the Undersigned, as or on behalf of the Owner.

                  The Owner has requested that the Specified Notes be exchanged for Notes bearing no Securities Act Legend pursuant to Section 3.02 of the Fourth Supplemental Indenture. In connection with such exchange, the Owner hereby certifies that the exchange is occurring after a holding period of at least two years (computed in accordance with paragraph (d) of Rule 144) has elapsed since the Specified Notes were last acquired from the Company or from an affiliate of the Company, whichever is later, and the Owner is not, and during the preceding three months has not been, an affiliate of the Company. The Owner also acknowledges that any future transfers of the Specified Notes must comply with all applicable securities laws of the states of the United States and other jurisdictions.

                  This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Initial Purchasers.

Dated:

                                      ______________________________________
                                      (Print the name of the Undersigned, as
                                      such term is defined in the second
                                      paragraph of this certificate.)

                                      By: __________________________________
                                          Name:
                                          Title:

                                          (If the Undersigned is a corporation,
                                          partnership or fiduciary, the
                                          title of the person signing on
                                          behalf of the Undersigned must
                                          be stated.

                                                                      SCHEDULE I



THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITORY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT, PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (4) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS. THESE SECURITIES WILL NOT BE ACCEPTED FOR REGISTRATION OF TRANSFER UNLESS THE REGISTRAR OR TRANSFER AGENT IS SATISFIED THAT THE RESTRICTIONS ON TRANSFER SET FORTH ABOVE HAVE BEEN COMPLIED WITH.





                           JEFFERSON-PILOT CORPORATION

                              4.75% NOTES DUE 2014


REGISTERED                                                   CUSIP NO. _________
NO. ______                                                   U.S. $___________

PRINCIPAL AMOUNT:             $_____________

STATED MATURITY DATE:         January 30, 2014.

ORIGINAL ISSUE DATE:          January 27, 2004

INTEREST PAYMENT DATES:       January 30 and July 30 of each year, commencing on
                              July 30, 2004.

INTEREST RATE:                4.75% per annum

DEPOSITORY:                   The Depository Trust Company



                             OTHER/ADDITIONAL TERMS

REDEMPTION:

         The Company may redeem this Security, in whole or from time to time in part at its option, upon giving not less than 30 days' nor more than 60 days' notice to the Holder, for the Redemption Price.

REDEMPTION PRICE:

The greater of:

         (1)  100% of the principal amount of this Security to be redeemed, and

         (2) the sum of the present values of the remaining scheduled payments of principal and interest on this Security, or such portion of this Security, to be redeemed (exclusive of interest accrued to the applicable redemption date) discounted to the date of such redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points.

plus, in the case of both clause (1) and clause (2) above, accrued and unpaid interest on the principal amount of this Security being redeemed to the applicable redemption date. Notwithstanding the foregoing, payments of interest on this Security that are due and payable on or prior to a date fixed for redemption of such Security or a portion of such Security will be payable to the Holder registered as such at the close of business on the relevant record dates, according to the terms hereof and of the Indenture.

"Treasury Rate" means, with respect to any redemption date for the Security,

         1. the yield, under the heading that represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15 (519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities" for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Stated Maturity Date of this Security, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month), or

         2. if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

         3. The Treasury Rate shall be calculated on the third Business Day preceding the applicable redemption date. As used in the immediately preceding sentence and in the definition of "Reference Treasury Dealer Quotations" below, the term "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to close.

"Comparable Treasury Issue" means, with respect to any redemption date for this Security or any portion hereof, the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of this Security to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Security to be redeemed.

"Comparable Treasury Price" means, with respect to any redemption date for the Security or any portion hereof, (1) the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (2) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

"Independent Investment Banker" means, with respect to any redemption date for the Security or any portion hereof, Morgan Stanley & Co. Incorporated and its successors or, if such firm or its successors, if any, is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Trustee after consultation with the Company.

"Reference Treasury Dealer" means, with respect to any redemption date for the Security or any portion hereof, Morgan Stanley & Co. Incorporated and its successors (provided, however, that if it or any successor shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Trustee, after consultation with the Company, shall substitute therefor another Primary Treasury Dealer), and two other Primary Treasury Dealers selected by the Trustee after consultation with the Company.

"Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date for the Security or any portion hereof, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by that Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding that redemption date.

Unless the Company defaults in payment of the Redemption Price, on and after the applicable redemption date interest will cease to accrue on the Security or portions of the Security called for redemption on such redemption date.

         JEFFERSON-PILOT CORPORATION, a corporation duly organized and existing under the laws of the State of North Carolina (herein called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the Principal Amount, or such other principal amount (which, when taken together with the principal amounts of all other Outstanding Securities, shall not exceed, at any time, $300,000,000 in the aggregate) as may be set forth in the records of the Trustee hereinafter referred to in accordance with the Indenture, on the Stated Maturity Date shown above and to pay interest thereon from the Original Issue Date or from the most recent Interest Payment Date to which interest has been paid or duly provided for, on each Interest Payment Date commencing on July 30, 2004, and at the Maturity of the principal hereof, at a rate per annum equal to the Interest Rate specified on the face hereof until the principal hereof is paid or made available for payment.

         The principal and interest on this Security is payable by the Company in U.S. dollars.

         Interest payments on this Security shall be the amount of interest accrued from and including the Original Issue Date specified above or from and including the last date to which interest has been paid or duly provided for, as the case may be, to but excluding the following Interest Payment Date or the date of Maturity. Interest on this Security will be computed on the basis of a 360-day year consisting of twelve 30-day months.

         The interest so payable on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date immediately preceding such Interest Payment Date, and interest payable upon the Maturity shall be paid to the Person to whom principal is payable. "Regular Record Date" shall mean each January 15 and July 15.

         Any interest not punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

         Payment of the principal of and interest on this Security will be made at the office or agency of the Paying Agent in the Borough of Manhattan, The City of New York, New York, maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; provided further that all payments of the principal and interest on this Security, the Holder of which has given wire transfer instructions to the Company or its agent at least 10 Business Days prior to the applicable payment date will be required to be made by wire transfer of immediately available funds to the accounts specified by such Holder in such instructions. "Business Day" means any day other than a Saturday or Sunday that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in New York City.

         The Company shall pay any administrative costs imposed by banks on payors in making payments on this Security in immediately available funds and the Holder of this Security will pay any administrative costs imposed by banks on payees in connection with such payments. Any tax, assessment or governmental charge imposed upon payments on this Security shall be borne by the Holder of this Security.

         Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse thereof, or an Authenticating Agent, by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         [The holder of this Security is entitled to the benefits of the Registration Rights Agreement, dated as of January 27, 2004, among the Company and the other parties referred to therein.] *


















--------
* Insert for Initial Notes only.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

DATED: ______________________

                                     JEFFERSON-PILOT CORPORATION


                                     By:
                                         ---------------------------------------
                                         Name:  Theresa M. Stone
                                         Title: Executive Vice President
                                                and Chief Financial Officer

[SEAL]
                                     Attest:
                                             -----------------------------------
                                             Name:  Robert A. Reed
                                             Title: Vice President and Secretary

TRUSTEE'S CERTIFICATE OF AUTHENTICATION
This is one of the Securities of the
series designated therein referred to
in the within-mentioned Indenture.

WACHOVIA BANK, NATIONAL ASSOCIATION
  as Trustee


By:
    -------------------------------
    Authorized Officer


WACHOVIA BANK, NATIONAL ASSOCIATION
  as Authenticating Agent


By:
    -------------------------------
    Authorized Officer

                                [Reverse of Note]

General

         This Security is one of a duly authorized series of securities of the Company (herein called the "Securities"), issued and to be issued under an Indenture dated as of November 21, 1995, as supplemented by the Fourth Supplemental Indenture, dated as of January 27, 2004 (as so supplemented, herein called the "Indenture"), each between the Company and Wachovia Bank, National Association (f/k/a First Union National Bank of North Carolina), as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series of the Securities designated on the face hereof of the Company.

         The Securities are issuable only in registered form without coupons and will be either (a) book-entry securities represented by one or more global securities recorded in the book-entry system maintained by the Depository or (b) certificated securities issued to and registered in the names of the beneficial owners or their nominees.

Events of Default

         If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

Modification and Waivers; Obligation of the Company Absolute

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

Defeasance and Covenant Defeasance

         The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness evidenced by this Security and (b) certain restrictive covenants, in each case, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Security.

Authorized Denominations

         The Securities of this series are issuable only in registered form without coupons in denominations of $100,000 and integral multiples of $1,000 in excess thereof.

Registration of Transfer

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

Defined Terms

         All terms used in this Security not otherwise defined herein which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

Governing Law

         This Security shall be governed by and construed in accordance with the laws of the State of New York.

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM       --  as tenants in common

TEN ENT       --  as tenants by the entireties

JT TEN        --  as joint tenants with right
                  of survivorship and not
                  as tenants in common

UNIF GIFT MIN ACT     --   _____________________ Custodian _____________________
                                   (Cust)                         (Minor)

Under Uniform Gifts to Minors Act

_________________________________
             (State)

         Additional abbreviations may also be used though not in the above list.



         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto


Please Insert Social Security or
Other Identifying Number of Assignee

____________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
  (PLEASE PRINT OR TYPE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE)


         the within Security of Jefferson-Pilot Corporation and all rights thereunder and does hereby irrevocably constitute and appoint __________________ attorney to transfer the said Security on the books of the within-named Company, with full power of substitution in the premises.

Dated: _____________________
                                                      __________________________

                                Signature Guaranteed: __________________________


         NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Security in every particular, without alteration or enlargement or any change whatsoever.